                                                                   EXHIBIT 12.33


                                 LEASE OVERVIEW
                                 SANTA FE STORE


                        Location:  Don Diego Avenue & Cordova Road
                            Size:  20,000 square feet
                          Tenant:  Alfalfa's Santa Fe Inc.
                      Lease Type:  Triple Net
                       Guarantor:  Alfalfa's Inc.
                      Lease Date:  December 16, 1994
               Commencement Date:  February 1, 1995

                            Term:  10 years
                 Renewal Options:  Two (2) five (5) year options

               Current Base Rent:         $18,152.75
             Current CAM Charges:  Taxes      372.72
                                   Insurance  489.25

                Annual Base Rent:  $217,833.00
                                   $10.89 per foot per year

                     Escalations:  CPI beginning after second year

                 Percentage Rent:  1 1/2% over $10,000,000
                Security Deposit:  $18,152.75

             "Kick-Out" Provision  Three (3) years, $100,000 per week




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                     [FIRST INTERSTATE BANK LETTERHEAD]


                      USPS Certified Mail # P 176 059 896


October 14, 1994

S.M. Hassan, President
Alfalfa's Inc., Corporate
1645 Broadway
Boulder, CO 80302

RE: Lease Agreement
    Don Diego & Cordova, Santa Fe, New Mexico

Dear Hass:

The lease agreement for the above property says that the Landlord shall give Tenant written notice of the commencement date of the lease not less than ninety (90) days in advance of such commencement date. This letter shall serve as notice that the Landlord will be able to deliver possession of the leased Premises on February 1, 1995.

Please call me if you have any questions. Thank you for your consideration.

Sincerely,



/s/ DAVID B. LLOYD
- ----------------------------
David B. Lloyd
CFP & Trust Officer

DBL:pm


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                     [FIRST INTERSTATE BANK LETTERHEAD]


                   Airborne Express Airbill No. SAF2825874811


June 29, 1994



Bruce James, Esq.
Brownstein Hyatt Farber & Strickland, P.C.
Twenty-Second Floor 410 Seventeenth Street
Denver, CO 80202-4487

Dear Mr. James:

Enclosed are two executed copies of the Lease Guaranty between First Interstate Bank of New Mexico, N.A. Trustee and Alfalfa's Inc. and Lease Agreement between First Interstate Bank of New Mexico, N.A. Trustee and Alfalfa's Santa Fe, Inc. I have kept two original copies of each document. Please notify Alfalfa's that the agreements have been signed and have the security deposit in the amount of $18,152.75 and first month's rent in the amount of $18,152.75 mailed to First Interstate Bank of New Mexico, N.A. Trustee.

Let me know if you have any questions. Thank you for your consideration.

Sincerely,



/S/ DAVID B. LLOYD
- --------------------------------
AVP & Trust Officer


enclosures as stated

cc: Joseph A. Sommer, Esq. (w/ photocopy of enclosure)        NS1[1830] Rent
    Lynda Haran (w/ photocopy of enclosures

DBL:pm


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                                LEASE AGREEMENT

This Lease Agreement made and entered into as of the 29 day of June, 1994, by and between FIRST INTERSTATE BANK OF NEW MEXICO, N.A., AS TRUSTEE OF THE JOSEPH
M. MONTOYA TRUST, THE PATRICK J. MONTOYA TRUST, AND THE LYNDA M. HARAN TRUST,
P.0. Box 969, Santa Fe, New Mexico 87504-0969 (herein "Landlord") and ALFALFA'S SANTA FE, INC., a Colorado corporation, 1645 Broadway, Boulder, Colorado 80302 (herein "Tenant"), for, and in consideration of, the mutual covenants herein contained the parties hereto agree as follows:

1. DEMISE OF PREMISES. Landlord does demise unto Tenant in consideration of the covenants hereinafter contained, the following described premises (the "Premises"):

         Improvements and land located at the northwest corner of the intersection of Don Diego Avenue and Cordova Road in Santa Fe, New Mexico, and as more particularly described on Exhibit "A" attached hereto and made a part hereof.

2. TERM OF LEASE. The initial term of the Lease shall be ten (10) years. The initial term shall commence not sooner than 16 December 1994, nor later than 16 March 1995, the exact date of which commencement (the "Commencement Date") shall be determined by Landlord, based upon the date within which period Landlord is able to deliver possession of the leased Premises, free and clear of all leases and tenancies, in the condition required by this Lease. Landlord shall give Tenant written notice of such date not less than ninety (90) days in advance of such commencement date. The initial term is subject to tenant's right to terminate, as described in paragraph 32 below, and may be renewed in accordance with paragraph 14 below.

3. RENT, ADJUSTMENTS, AND SECURITY. Tenant does hereby covenant and agree to pay as rent in advance for said Premises, without notice of demand, the sum of Eighteen Thousand One Hundred Fifty-Two and 75/100 Dollars ($18,152.75) per month on the first day of each rental month, which shall constitute the monthly rental payments for the first two years, except that the rent for the first month of the lease term shall be pro-rated so rent shall be paid from the Commencement Date until the end of the month in which the Commencement Date occurs. All references herein to a lease year shall refer to a calendar year commencing on the first day of January following the Commencement Date; provided, however, that (i) the period from the Commencement Date to the first December 31 thereafter and (ii) the period from January 1 through the Expiration Date occurring in such calendar year shall be considered as partial lease years, and all payments and prorations shall be equitably adjusted on a per diem basis during each partial lease year. Beginning in the third year of the lease term, and for each year thereafter, including any renewal periods, if exercised, the rent shall be adjusted as follows:

         a. The rent shall be adjusted for each lease year after 1996, and Tenant shall upon such adjustment pay the adjusted amount as the rent. The rent, as adjusted, shall equal (a) the dollar amount specified in paragraph 3, plus (b) an amount equal to the product of
         (i) the rent in effect during the preceding lease year, multiplied by


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         (ii) a fraction, the denominator of which shall be the Consumer Price
         Index published for the calendar month immediately preceding the commencement of such preceding lease year (the "Initial Index") and the numerator of which is the difference between the Consumer Price Index for the calendar month preceding the commencement of the subsequent lease year and the Initial Index (provided that such fraction shall not in any event result in a decrease in rent). The Consumer Price Index shall mean the Consumer Price Index Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982=100), Region 6, Southwest Statistical Summary, published by the Bureau of Labor Statistics of the United States Department of Labor provided, however, that if the Consumer Price Index is not so published for such calendar month, then the Consumer Price Index for the most recent calendar month or other period for which it is so published shall be used and further provided, however, that if the Consumer Price Index hereafter uses a different standard reference base or is otherwise revised, an adjustment shall be made therein for purposes of the provisions of this Lease, using such conversion factor, formula, or table for making such adjustments as is published by such Bureau, or if such Bureau does not publish the same, then as published by Prentice-Hall, Inc., the Bureau of National Affairs, Commerce Clearing House, or any other nationally recognized publisher of similar statistical information, as reasonably selected by Landlord.

         b. Notwithstanding the provisions of Paragraph 3(a), in no event shall the Basic Rental payable for any month be less than the Basic Rental.

         c. Monthly rent shall be increased to include one-twelfth (1/12) of the taxes and insurance on the Premises in such amounts and covering such perils required by this Lease, based on amounts paid for the previous year, with adjustments after the end of each calendar year throughout the term of the Lease, once new figures are available.

         d. In addition to the fixed minimum rent, as adjusted from time to time, Tenant shall pay Landlord a percentage rent equal to one and one-half percent (1-1/2%) of the gross sales (as hereafter defined) made from the Premises over $10,000,000.00 per annum (the "Breakpoint"). The foregoing Breakpoint shall be adjusted on a pro rata basis for any partial or fractional calendar year occurring during the term of this Lease.

         e. Annual percentage rent will be payable cumulatively on an annual basis without any prior demand for payment, and without any set off or deduction, except as set forth herein. Percentage rent with respect to each year (or fraction of a lease year) will be paid on or before the sixtieth (60th) day of the next succeeding year.

         f. Within sixty (60) days after the end of each lease year, Tenant shall determine the aggregate gross sales of Tenant for that lease year (or fraction of the lease year) and report to Landlord as provided in paragraph 6 below.

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
4. GROSS SALES DEFINED. The term "gross sales" means all receipts, revenue, and sales derived from all businesses conducted upon, or from, the Premises by Tenant and all licensees, concessionaires, and sublessees of Tenant, or through the filling of mail or telephone orders received at the Premises or solicited through catalogs, advertisements, or other literature mailed from the Premises, whether the orders are filled from the Premises or elsewhere, whether the receipts, revenue, and sales are evidenced by check, credit, charge account, exchange, or otherwise, and whether the sales are made by means of merchandise-vending devices on or adjacent to the Premises and will include the amounts received from the sale or lease of goods, wares, and merchandise and for services performed on, at, or from the Premises. Each credit card charge or installment sale or sale on credit will be treated as a full price cash sale in the month during which the charge, installment, or credit sale is made.

5. DEDUCTIONS; EXCLUSIONS. The sales price of merchandise returned by customers for refund shall be deducted from gross sales, provided that the sales price of returned merchandise was previously included in gross sales. Gross sales will not include the amount of any gross receipts, sales, or use tax imposed by any federal, state, municipal, or governmental authority directly on sales and collected from customers, provided that the amount of the tax is added to the selling price or absorbed in the selling price and paid by Tenant to governmental authority. Franchise or capital stock taxes, license fees, income, or similar taxes based upon gross receipts or profits or other similar fees or taxes will never be deducted from gross sales. Gross sales will not include the sale of merchandise for which a gift certificate is redeemed, provided that the initial sale of the gift certificate will have been previously included in gross sales and sales for which a credit card charge or checks are included in gross sales initially, but which are thereafter dishonored. Gross sales shall also not include (a) sales to employees at a discount, (b) credit or finance charges, (c) uncollectible accounts, or (d) the proceeds from the sale of all, or substantially all, of the assets of Tenant.

6. REPORTS BY TENANT. Tenant will submit to Landlord, on or before the sixtieth (60th) day after each year during the term of this Lease, and on or before the sixtieth (60th) day following the last month (or fraction of the last month) of the term of this Lease, at the place then fixed for the payment of percentage rent (whether or not any percentage rent is then due), a written statement signed and certified by Tenant to be true and correct, showing accurately and in detail the amount of gross sales during the preceding year (or fraction of year), together with a check for the amount of percentage rent then due. Each statement will be in accordance with generally accepted accounting principles.

7. TENANT'S RECORDS. To ascertain the amount payable as percentage rent, Tenant will prepare and keep available on the Premises, or at the principal offices of Tenant in Denver, Colorado, for a period of not less than two (2) years following the end of each calendar year, or portion of the calendar year, adequate books, records, and accounts which will show inventories and receipts or merchandise at the Premises, and daily receipts and credit sales (cash register tapes) generated from all sales and other transactions made on or from the Premises by Tenant and any other persons or entities conducting any business upon or from

                                       3
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the Premises. Tenant will record, at the time of sale, in the presence of the customer, all receipts from sales or other transactions, whether for cash or credit.

8. AUDIT. Landlord may cause, at any reasonable time, and during normal business hours, upon thirty (30) days' prior written notice, an inspection or partial or complete audit to be made of the entire business affairs and records of Tenant (as described in paragraph 7 above) relating to the Premises for the period or periods covered by any percentage rent statement issued by Tenant. The inspection or audit may be performed by Landlord, or the employees or designated agents of Landlord, including any accountant chosen by Landlord. Tenant will promptly remit to Landlord any deficiency in percentage rentals established by the inspection or audit, together with interest on the deficiency at the rate of the prime rate announced from time to time by First Interstate Bank of New Mexico, plus four percent (4%) per annum (the "Default Rate"). In addition, if the inspection or audit discloses that actual gross sales for the period in question exceeded those reported by Tenant by ten percent (10%) or more, Tenant will also promptly reimburse Landlord for the cost of the inspection or audit. If the inspection or audit discloses that Tenant overstated the gross sales of Tenant, Landlord will promptly remit such sum to Tenant. No more than one audit will be permitted within any twelve-month period.

9. ADDITIONAL RENT. The fixed minimum rent provided in this Lease will be absolutely net to Landlord throughout the term of this Lease, except as provided herein. All costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the term of this Lease will be paid by Tenant, including all maintenance and repair of the Premises, except as provided herein. Tenant will pay as additional rent, without demand for payment, except as provided herein, and without set off or deduction, the expenses and charges described in paragraphs 3.a., 3.c., and 3.d. above.

10. PAYMENT BY LANDLORD. If Tenant fails to timely pay any of the sums described below that are due to third parties, or to perform any nonmonetary obligations described below, Landlord may, after written notice to Tenant and thirty (30) days to remedy the alleged failure, elect to pay the sums or perform the obligations on behalf of Tenant and demand (and be entitled to receive) reimbursement upon ten (10) days' notice from Tenant for the costs and expenses so incurred, together with interest accruing at the Default Rate from the date expended until repaid, in which event, the amount of the reimbursement will be deemed to be additional rent as provided in this Lease.

11. TAXES. Tenant shall reimburse Landlord for all taxes and assessments levied against the Premises or personal property in the Premises during the term of this Lease, as provided in paragraph 3.c. above.

12. SECURITY DEPOSIT. As security, Tenant agrees to pay to Landlord the following sums: At the time of executing this Lease, Tenant shall pay the sum of Eighteen Thousand One Hundred Fifty-Two and 75/100 Dollars ($18,152.75), which shall be credited against the first month's rent. As additional security, Tenant agrees to deposit with Landlord the sum of Eighteen Thousand One Hundred Fifty-Two and 75/100 Dollars ($18,152.75) as a security

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deposit. If, at any time, Tenant should default before said monthly rental payments become due and payable, Landlord may apply the security deposit to the rental payments due, to the taxes due, to insurance due, or to maintain the Premises for Tenant's benefit. If Landlord applies the security deposit to any obligation of Tenant, then Tenant shall immediately upon demand replenish the security deposit by the amount so expended by Landlord.

Any security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to Landlord by such event of default.

13. LATE PAYMENT PENALTY. If Tenant fails to pay the rental required hereunder, or any part thereof, after the same shall become due, and said rent remains due and unpaid for ten (10) days or more thereafter, then in addition to the arrearage, all delinquent rent shall bear interest at the Default Rate until paid. This late payment penalty is in addition to any other remedies Landlord has under the terms of this Lease.

14. RENEWAL OPTION. At Tenant's option, on or before twelve (12) months preceding the expiration of the initial ten (10) year term, Tenant may exercise an option to renew the lease for an additional five (5) years on the same terms and conditions as contained in this Lease, including the rent escalator described in paragraph 3.a. above. Such option to renew shall be exercised by Tenant giving to Landlord at its address shown above or such other address as Landlord shall give to Tenant in writing, a written notice of such exercise not less than twelve (12) months before the expiration of the initial ten (10) year term. At Tenant's option, on or before twelve (12) months preceding the expiration of the first extension term, if exercised, Tenant may exercise a second option to renew the lease for an additional five (5) years on the same terms and conditions, including the rent escalator described in paragraph 3.a. above, excluding any further options. Such second option to renew shall be exercised by Tenant giving to Landlord at its address shown above or such other address as Landlord shall give to Tenant in writing, a written notice of such exercise not less than twelve (12) months before the expiration of the first renewal term.

The two options to renew are subject to the following: Eleven months before the beginning of the renewal term, if there is no Event of default by the Tenant and Tenant has given written notice of the exercise of its option, the parties shall mutually select, and at Tenant's expense (not to exceed $2,500.00), employ an impartial and qualified building inspector who will inspect and determine whether the condition of the Premises is in compliance with Paragraph 17 of this Lease. Such inspector shall render a written report of the foregoing to Landlord and Tenant not less than nine (9) months before the commencement of the renewal term. Upon receipt by Tenant of such report, Tenant as a condition to the commencement of the renewal term, and within thirty days after the receipt of the report,

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shall (a) notify Landlord in writing that Tenant will complete the repairs or replacements, as specified in the report, and (b) diligently and at once proceed to complete, and actually complete, all such repairs or replacements on or before the commencement of the renewal term. If the foregoing conditions are not fulfilled, then the renewal term shall not commence.

15. REMODELING. Tenant shall complete all renovations, alterations, or improvements to the Premises to bring the Premises up to the high standards of other Alfalfa's stores pursuant to the conceptual plans approved by Landlord and attached hereto as Exhibit B. Completion of such improvements and the opening to the public for business shall be as soon as possible after the commencement date of the Lease, but in any event, shall be not later than six
(6) months after commencement of the initial term of the Lease, subject to events beyond Tenant's control and any delays caused by Landlord. Tenant shall provide complete and final architectural drawings to Landlord for its review thirty (30) days in advance of any proposed remodeling. Tenant will obtain Landlord's written approval prior to making such changes, which approval or nonapproval shall be given within fifteen (15) days of Tenant's request therefor. Landlord shall have the right to disapprove the proposed renovations only if they will cause a building or fire code violation or adversely affect the structural integrity of the building, or, in the instance of the initial renovations, alterations, or improvements, a substantial change between Exhibit B and the complete and final architectural drawings.

All renovations must be completed in with no liens attaching to the Premises; however, if any liens are filed, Tenant, within twenty (20) days after receiving notice of any mechanics lien for material or work claimed to have been furnished to the Premises on Tenant's behalf and at Tenant's request, shall discharge the lien, or post a bond equal to the amount of the disputed claim plus costs and attorney's fees as provided by law. If Tenant posts a bond, Tenant shall contest the validity of the lien. Tenant shall indemnify, defend, and hold Landlord harmless from losses incurred from these lien(s). If Tenant fails to post a bond or discharge the lien, Landlord shall have the right on Tenant's behalf to discharge the lien or post the bond, and Tenant shall be liable to Landlord for any amounts paid by Landlord together with interest at the Default Rate from the date expended until repaid.

16. USE OF PREMISES. Tenant agrees to open its business at the Building for a grocery store under the trade name of "Alfalfa's," and shall have the right to use the Premises for any other retail uses as may be, from time to time, found in other Alfalfa's stores, so long as the use is in compliance with all governmental authorities' requirements. In addition, Tenant may use the Premises for any other lawful purpose, with the prior written consent of Landlord, such consent not to be unreasonably withheld, so long as such use is in compliance with governmental authorities' requirements. Tenant shall not use the Premises for personal habitation or any unlawful purpose. Tenant will conform to and comply with all applicable municipal, state, and federal ordinances, laws, rules, and regulations in using said Premises. Tenant shall have no obligation to continuously operate the business in the Building.

                                       6

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17.      CONDITION OF PREMISES AND REPAIRS. Tenant shall deliver the Premises to Landlord in broom cleaned condition and Tenant stipulates and agrees that it has examined the said Premises prior to the execution hereof, knows the condition thereof, and acknowledges that it is accepting the Premises in "AS
IS" condition with no warranties or representations from Landlord, except as provided in paragraph 35 below, and, at the expiration of the term of this Lease, or any renewal or extension thereof, Tenant will yield up peaceably said Premises to Landlord in as good order and condition, loss by fire or inevitable accident, damage by the elements, and reasonable use and wear excepted; that Tenant will keep the Premises, including glass windows and the exterior of the Premises, the parking lots, and landscaping in good order and repair during the term of this Lease, and during any extension or renewal thereof, at Tenant's own expense, and Tenant will repair and replace promptly any and all damage, including damage to glass, that may occur from time to time; and that, if Tenant fails to make such repairs and replacements promptly, or, if such repairs and replacements have not been made within thirty (30) days after the occurrence of damage, Landlord may, at Landlord's option, upon not less than thirty (30) days' written notice to Tenant, make such repairs and replacements, and Tenant hereby agrees and covenants to repay the cost thereof to Landlord on demand, with interest on such amount accruing at the Default Rate from the date expended until paid to Landlord. Tenant at its expense shall repair and shall maintain the exterior of the leased Premises, including asphalt paving, roof, outer walls, heating and cooling units, and foundations. Tenant shall stripe and clean the parking areas as needed and required. In consideration of Tenant's agreement to keep the premises in good repair, Landlord agrees that Tenant shall have the sole and exclusive right to make alterations, improvements, or changes to the Premises, subject to Landlord's approval, when required herein.

18. LIABILITY OF LANDLORD. Landlord shall not be liable for any damage to persons or property arising from any cause whatsoever, other than the negligence or misconduct of Landlord or its agents or representatives, which shall occur in any manner in or about the said premises, and Tenant hereby agrees to indemnify and to save harmless Landlord from any and all claims and liability for damage to persons or property arising from any cause whatsoever, except as provided above, which shall occur in any manner in or about the said premises. Further, Landlord shall not be liable for any damage to the said Premises, or to any part thereof, or to any property or effects therein or thereon, caused by leakage from the roof of said Premises or by bursting, leakage, or overflowing of any waste pipes, water pipes, tanks, drains, or stationary washstands or by reason of any damage whatsoever caused by water from any source whatsoever. Tenant hereby agrees and covenants to indemnify and save harmless Landlord from any and all claims and liability for any damage to the said demised Premises, or to any part thereof, or to any property or effects therein or thereon, except as provided herein.

19. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Tenant shall not make, or suffer or permit to be made, any alterations, additions, or improvements whatsoever in or about the said demised Premises, which cost in excess of $25,000.00, or affect the structure of the improvements, without first obtaining the written consent of Landlord therefor, not unreasonably withheld or delayed; provided, however, that such consent, if given, shall be

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
at Tenant's own expense and in accordance and compliance with all applicable municipal, state and federal ordinances, laws, rules, and regulations, and that no liens of mechanics, materialmen, laborers, architects, artisans, contractors, sub-contractors, or any other lien of any kind whatsoever shall be created against or imposed upon the said demised Premises, or any part thereof, and Tenant shall indemnify and save harmless Landlord from any and all liability and claims for damages of every kind and nature which might be made or judgment rendered against Landlord or against the demised Premises on account of or arising out of such alterations, additions, or improvements. Failure of Landlord to approve or deny any desired alterations, additions, or improvements within ten (10) days following request by Tenant shall constitute approval of the same. Landlord shall have the right to disapprove the proposed alterations, additions, or improvements only if they will cause a building or fire code violation or adversely affect the structural integrity of the building.

20. OWNERSHIP OF ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. Any and all affixed alterations, additions, and improvements, except coolers, shelving, cash registers, and other unattached items (such exceptions being hereafter called "Tenant's Property") made at Tenant's own expense, after having first obtained the written consent of Landlord therefor, when required herein, shall immediately merge and become a permanent part of the realty, and any and all interest of the Tenant therein shall immediately vest in Landlord, and all such alternations, additions, and improvements, except for Tenant's Property, shall remain on the said Premises and shall not be removed by Tenant at the termination of this Lease. If any damage to the Premises is caused by removal of Tenant's Property, Tenant shall immediately pay Landlord the cost of repair of such damage plus interest, at the Default Rate, on such amount from the date expended by Landlord until repaid by Tenant.

21. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to sublease this Lease, in whole or in part, only with the prior written consent of Landlord therefor, such consent not to be unreasonably withheld. However, any rent paid in excess of the rent specified in paragraph 3 herein, after deducting all reasonable costs and expenses incurred by Tenant to sublet the Premises, shall be paid to Landlord. Tenant shall have the right to assign this Lease, only with the prior written consent of Landlord; however, any rent paid in excess of the rent specified in paragraph 3 herein, after deducting all reasonable costs and expenses incurred by Tenant to assign the Premises, shall be paid to Landlord. No consent shall be required for any assignment or sublease to any entity affiliated with Tenant, so long as the use complies with paragraph 16 above, and the Guaranty of this Lease by Alfalfa's, Inc., during the initial term, shall not be released.

The consent of Landlord to any such assignment or subletting shall not operate to discharge Tenant or its guarantor. Tenant's assigns and successors in interest shall remain liable for the full and complete performance of all of the terms, conditions, covenants, and agreements herein contained. The consent of Landlord to any such assignment of subletting shall not operate as a consent to further assignment or subletting or as a waiver of this covenant and agreement. Following any such assignment or subletting, the assignee and/or subtenant shall be bound by all of the terms, conditions, covenants, and agreements herein contained.

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This provision was freely negotiated with counsel for Landlord and Tenant.
Tenant further acknowledges this provision by initialling the same hereto.

                                                                    ------------
                                                                      Initials

22. UTILITY AND OTHER CHARGES. Tenant will pay promptly all charges for utility and other charges, including electric, gas, garbage, sewage, telephone, and other services which may be incurred in said Premises, and save harmless Landlord therefrom.

23. LANDLORD'S RIGHT OF ENTRY. Landlord, Landlord's heirs, personal representatives, assigns, agents, attorneys, and successors in interest, upon reasonable prior notice to Tenant, shall have the right at any time to enter upon the said Premises to inspect the same during business hours.

24. TAXES, OTHER ASSESSMENTS, AND INSURANCE. All real property and ad valorem taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the said demised Premises and upon any alterations, additions, and improvements thereon shall be paid by Landlord at the time when the same shall become due and payable, and as additional rent, Tenant agrees to pay for such items pursuant to paragraph 3.c. above. All taxes and other assessments of whatsoever kind and nature which have been or may be levied upon the personal property located upon the said demised Premises shall be paid by Tenant at the time when the same shall become due and payable. Tenant will carry and maintain in full force and effect during the term of this Lease and the extension or renewal thereof, at Tenant's expense, public liability insurance covering bodily injury and property damage liability, in a form and with an insurance company acceptable to Landlord, with limits of coverage of not less than Two Hundred Twenty-Five Thousand Dollars ($225,000.00) for each person and One Million Dollars ($1,000,000.00) in the aggregate for bodily injury or death liability for each accident and Fifty Thousand Dollars ($50,000.00) for each accident for property damage liability, for the benefit of both Landlord and Tenant, providing protection against all liability claims arising from the use of the Premises, and cause Landlord to be named as an additional-named insured on such policy of insurance, and whereby such insurance company agrees to notify Landlord thirty (30) days in advance of cancellation or expiration for such policy, and delivering a copy thereof to Landlord. If requested by Landlord, Tenant shall provide such additional insurance coverage as is commonly required from time to time for comparable commercial properties. Fire and extended coverage insurance in the replacement value upon the demised Premises, and improvements to the demised said Premises shall be provided by Landlord, and Tenant agrees to pay Landlord as additional rent the cost of said insurance as provided in paragraph 3.c. above, and fire and extended coverage insurance in the replacement value upon all of the contents and other personal property situated upon the said Premises shall be provided by Tenant.

25. HOLDING OVER. No holding over by Tenant after the expiration of Lease shall operate to extend or renew this Lease, and any such holding over shall be construed as a tenancy from month-to-month, and the monthly rental shall be computed as provided in paragraph 3, which shall have been payable at the time immediately prior to when such holding over shall have commenced and such tenancy shall be subject to all the terms, conditions, covenants, and agreements of this Lease.

26. BANKRUPTCY AND CONDEMNATION. Should Tenant make an assignment for the benefit of creditors or should Tenant be adjudged a bankrupt, either by voluntary or involuntary proceedings, or if otherwise a receiver should be appointed by any court of competent jurisdiction for Tenant because of any insolvency, and if such proceeding has not been dismissed within sixty (60) days thereafter, the occurrence of any such event shall be deemed a breach of this Lease, and, in such event Landlord shall have the option to forthwith terminate this Lease and to re-enter the said demised Premises and take possession thereof, whereupon Tenant shall quit and surrender peaceably the demised Premises to Landlord. Further, in the event the said demised Premises, or any part thereof, are taken, damaged consequentially or otherwise, or condemned by public authority, this Lease shall terminate, as to the part so taken, as of the date title shall vest in the said public authority, and the rental reserved shall be adjusted so that Tenant shall be required to pay for the remainder of the term that portion of the rent reserved in the proportion that the said demised Premises remaining after the taking, damaging, or condemnation, bears to the whole of the said demised Premises before the taking, damaging, or condemnation; provided, however, that if such taking materially interferes with Tenant's use and occupancy of the Premises, Tenant shall have the right to terminate the Lease. All damages and payments resulting from the said taking, damaging, or condemnation of the said demised Premises shall be shared by Tenant and Landlord, so that Tenant receives the unamortized balance of the cost of the improvements installed or constructed by Tenant (on a straightline basis over ten (10) years), and Landlord receives the balance of any such award.

27. DESTRUCTION. If, at any time during the term of this Lease, or an extension or renewal thereof, the said demised Premises shall be totally or partially destroyed by fire, earthquake, or other calamity, then Tenant shall rebuild or repair the same in as good a condition as they were immediately prior to such calamity, to the extent of available insurance proceeds. In such case, the rental herein specified shall be abated while such demised Premises shall have been rebuilt and repaired.

28. SIGNS. Tenant may at Tenant's own expense erect and maintain a sign on the Premises to carry out the purpose for which Tenant is leasing the said demised Premises, so long as such signs comply with all governmental requirements. Upon the expiration of this Lease, or the renewal or extension thereof, Tenant shall remove such sign and shall repair any damage to the Premises caused thereby at Tenant's own expense. Further, at any time within ninety (90) days prior to the termination of this Lease, or the renewal or extension thereof, Landlord shall have the right to place upon any part of said demised Premises any "For Rent" or "For Lease" signs that Landlord may select.

29. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease.

         a. Tenant shall fail to pay, when due, any rental or other sums payable by Tenant hereunder and such failure shall continue for a period of ten (10) days after written notice is delivered by Landlord to Tenant.

         b. Tenant shall fail to comply with or observe any other provisions of this lease, thirty (30) days after written notice is delivered by Landlord to Tenant; provided, that, if the alleged default is of the nature that it cannot reasonably be cured within thirty (30) days, Tenant shall have such additional time as is reasonably necessary to cure the default, so long as Tenant is diligently pursuing the same.

         c. In the event of an assignment by Tenant of its rights and liabilities under and pursuant to this lease, the following events, in addition to the above, shall also be deemed to be events of default, with respect to any assignee.

30. REMEDIES. Upon the occurrence of any event of default specified in this lease, Landlord shall have the option to pursue any one or more of the following remedies;

         a. Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premise or any part thereof by any legal means; and Tenant agrees to pay to Landlord on demand the amount of loss of rental for the time the premise remains unrented, or the remainder of the lease term, whichever is less, so long as Landlord is using reasonable efforts to relet the Premises.

         b. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the lease term.

         C. Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease.

         d. Any petition shall be filed by or against Tenant of any guarantor of Tenant's obligation hereunder under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligation hereunder shall be adjudged bankrupt or insolvent in proceedings filed hereunder, unless any such Petition is dismissed within sixty (60) days after filing.

No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained herein. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default.

31. SURRENDER OF PREMISES. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

32.      TERMINATION.

         a. If there is an Event of Default (as defined in paragraph 29 above), or any part thereof, it shall, and may be, lawful for the Landlord, Landlord's assigns or successors in interest, at Landlord's election, to declare said term ended and to re-enter the said Premises, or any part thereof, with process of law, to expel, remove, and put out, the Tenant or any other person or persons occupying the same, and to repossess and enjoy the same Premises again as in its first and former state, and detainer for any rent that may be due thereon any property belonging to Tenant whether the same be exempt from execution and distress by law or not, and Tenant in that case hereby waives any and all legal rights which Tenant now has or may have to hold or retain any such property under any exemption laws not in force in the State. And if, at any time said term shall be ended at such election of Landlord, Landlord's assigns or successors in interest, as aforesaid, or in any other way, Tenant, Tenant's assigns or successors in interest, as aforesaid, or in any other way, Tenant, Tenant's assigns or successors in interest do hereby covenant and agree to surrender and deliver up the above-described Premises and property peaceably to Landlord, Landlord's assigns or successors in interest, immediately upon the termination of said term as aforesaid, and if Tenant shall remain in possession of the same ten (10) days after notice of such default, or after the termination of the Lease in any of the ways above named, Tenant shall be deemed guilty of a forcible detainer of said Premises under the statute and shall be subject to all the conditions and provisions above named, and the eviction and removal forcible or otherwise, with or without process of law as above stated.

         b. The Lease may be terminated by Tenant (and the Guaranty released) prior to the expiration of the initial term on the following terms:

                i. Tenant shall have the right to terminate the Lease if Tenant's gross sales have not averaged $100,000.00 per week over any twenty-six (26) consecutive week period, commencing on the first anniversary of the date when Tenant opens for business and terminating on the third anniversary of the date when Tenant opens for business.

                ii. Tenant must give Landlord not less than twelve (12) months' written notice of the exercise of this termination right, together with weekly sales figures for verification. Landlord shall have the right to a single audit, as described in Paragraph 8 herein, to verify the weekly sales figures reported by Tenant without being limited by the restriction of one audit within any twelve (12) month period.

                iii. In no event shall the effective date of termination be earlier than the third anniversary of the date when Tenant opens for business or later than the date which is the fifty-fourth (54th) month (four and one-half (4-1/2) years) following the date when Tenant opens for business.

                iv. If Tenant has not exercised this right within the six (6) month period following the third anniversary of the date when Tenant opens for business, this right shall expire and have no further force or effect.

                v. As a condition to such termination, Tenant shall be obligated to leave at the Building all leasehold improvements, including, without limitation, all flooring, ceiling tiles, lighting fixtures, plumbing, electrical doors, and similar items; provided, however, that Tenant shall be entitled to remove all coolers, shelving, cash registers, and other unattached items, so long as any damage caused by such removal is repaired by Tenant.

                vi. As a condition to termination, Tenant shall pay Landlord a termination fee equal to the unamortized balance (amortized on a straight-line basis over the initial lease term) of all real estate commissions earned in connection with this Lease Agreement, all attorneys' fees of Landlord incurred in preparation of this Lease Agreement, the Lease Guaranty, and the Letter of Intent, and any architectural, engineering, consulting, or other similar fees incurred by Landlord in reviewing Tenant's renovation plans. An itemized list of the foregoing commissions and fees will be furnished by Landlord to Tenant by the time Tenant opens for business.

33.      ENVIRONMENTAL REGULATIONS, ADA, AND OTHER LAWS.

         a.     ADA

                i. TERMS. The Americans with Disabilities Act (ADA). ADA means the Americans with Disabilities Act, Public Law 101-336, which prohibits discrimination on the basis of disability by public or private entities in places of public accommodation requires that public accommodations be accessible to persons with disabilities.

                ii. REQUIREMENTS. Tenant acknowledges it is responsible for compliance of the Premises with the ADA.

                iii. INDEMNIFICATION. To the fullest extent of the law, Tenant shall indemnify and hold harmless Landlord and its agents and employees from and against all damages, losses, and expenses, including reasonable attorneys' fees, arising out of, or resulting from claims for any violation of the ADA, including any and all claims against the Landlord or any of its agents or employees by any employee of the Landlord, anyone directly or indirectly employed by it, or anyone for whose acts it may be liable. The indemnification obligation under this paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under Workers' Compensation Acts, disability benefit acts, or other employee benefit acts in connection with the ADA. The obligations of Tenant under this paragraph shall not extend to the liability of Landlord, its agents, or employees arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs, or specifications, or
                (2) the giving of, or the failure to give, directions or instructions by Landlord, its agents, or employees, provided such giving or failure to give is the primary cause of the injury or damage.

         b. ENVIRONMENTAL REGULATIONS. As used below, "Hazardous Substances" shall mean and include all hazardous and toxic substances, waste or materials, any pollutants or contaminants (including, without limitation, asbestos and materials that include hazardous constituents), or other similar substances, or materials which are included under or regulated by any local, state, or federal law, rule, or regulation pertaining to environmental regulation, contamination, or cleanup, including, without limitation, "CERCLA," "RCRA," state lien, superlien, or environmental cleanup statutes and amendments thereto (all such laws, rules and regulations being referred to collectively as "Environmental Laws"). Any other terms mentioned in the following subsections which are defined in Environmental Laws shall have their meaning subscribed to such terms in said Environmental Laws.

         C. USE OF PROPERTY. Tenant further agrees that the Premises will not be used to generate, manufacture, refine, transport, treat store, handle, or dispose of Hazardous Substances, except in the ordinary course of business in compliance with all laws.

         d. NO RELEASING OR DUMPING. Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of a Hazardous Substance from the Premises into waters or onto lands of the State of New Mexico, or into waters outside the jurisdiction of the State of New Mexico where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air, and/or other resources owned, managed, held in trust or otherwise controlled by the State of New Mexico, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

         e. NOTIFICATION TO LANDLORD. Tenant shall promptly notify Landlord should Tenant have actual knowledge of:

                i. any Hazardous Substance or other environmental problem or liability with respect to the Premises, including dumping, releasing, spilling, leaking, pumping, emitting, pouring, emptying, etc., of Hazardous Substances by other parties on the Premises or adjacent grounds; or

                ii. any lien, action, or notice of the nature described above. Tenant shall (except as provided below for pre-existing Hazardous Substances, which are Landlord's responsibility), when there shall occur, as a result of an intentional or unintentional act or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of Hazardous Substance, at its own cost and expense, take all actions as shall be necessary or advisable, in the sole opinion of Landlord, for the cleanup of the Premises or other property affected by such act or omission, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Landlord), and shall further pay or cause to be paid, at no expense to Landlord, all cleanup, administrative, and/or enforcement costs or penalties of applicable governmental agencies which may be asserted against the Premises or the Landlord.

f. If Tenant breaches the obligations stated above, or if the presence of Hazardous Substances on or about the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Substances otherwise occurs for which Tenant is legally or otherwise liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities, or losses which shall be limited to the cost to remediate or clean up only contamination, governmental fines, or sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination.

g. RIGHT OF INSPECTION. Landlord and Landlord's agents shall have the right but not the obligation, to inspect investigate, sample, and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of Paragraph 33 and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of Paragraph 33, Landlord and Landlord's agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to enter upon the Premises, upon not less than thirty (30) days' written notice, and to discharge Tenant's obligation under Paragraph 33 at Tenant's expense, notwithstanding any other provision of this Lease. Landlord and Landlord's agents and employees shall endeavor to minimize interference with Tenant's business. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses, and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the Default Rate from the date expended until paid by Tenant.

h. PRE-EXISTING ENVIRONMENTAL CONDITIONS. Tenant shall not be held liable for any environmental conditions pre-existing as of the commencement date of this Lease. Landlord shall indemnify and hold Tenant harmless from any and all liabilities, costs, or expenses, including attorneys' fees, arising out of, or in connection with, the existence of any Hazardous Substances in, on, under, or adjacent to, the Premises as of the date of the Lease.

i. SURRENDER. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord, in writing, that Tenant has fully complied with all the terms, conditions, and obligations of this Paragraph 33.

34. NON-DISTURBANCE. Landlord represents to Tenant that there is no mortgage, deed of trust, encumbrance, or other lien upon the Premises as of the date hereof. If there is now, or at any time in the future, a mortgage or other lien encumbering the Premises, Landlord shall obtain from the holder thereof a non-disturbance agreement which is reasonably satisfactory to Tenant, whereby the lender agrees to not disturb Tenant's possession, so long as Tenant is not in default under this Lease.

35.      REPRESENTATIONS. Landlord hereby represents to Tenant that:

         a. Landlord has no knowledge of the existence of any hazardous waste or material, in, on, under, or about the Premises (without conducting any additional inspection);

         b. Landlord has no knowledge of any material defects (without conducting any additional inspection) in the structural components of the Premises; and

         C. Landlord has not received written notice of any violation of law or regulations concerning the Premises.

36. FAILURE TO TERMINATE. The failure, neglect or omission of Landlord to terminate this Lease for any one or more breaches of any of the covenants hereof, shall not be deemed a consent by Landlord of such breach and shall not stop, bar, or prevent Landlord from thereafter terminating this Lease, either for such violation, or for prior or subsequent violation of any covenant hereof.

37. BINDING ON ASSIGNS AND SUCCESSORS IN INTEREST. The covenants and agreements herein contained shall extend to and be binding upon the assigns and successors in interest of the parties to this Lease.

38. THIS LEASE EMBODIES ALL AGREEMENTS BETWEEN THE PARTIES. This Lease incorporates all of the agreements, covenants, and understandings between the parties hereto concerning the subject matter hereof, and that all such covenants, agreements, and understandings have been merged into this written Lease. No prior agreement or understanding, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in this Lease.

39. AMENDMENTS. This Lease shall not be altered, changed or amended except by instrument in writing executed by the parties hereto.

40. ATTORNEY'S FEES. In any litigation by Landlord or Tenant concerning this Lease Agreement, the prevailing party shall be entitled to collect all its costs and attorney's fees associated with the litigation.

41. WAIVER. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

42. PARTIAL INVALIDITY. If any Lease provision is invalid or unenforceable to any extent, then that Lease provision shall be deleted, and the remainder of this Lease Agreement shall continue in effect and be enforceable to the fullest extent permitted by law.

43. CONSTRUCTION. The parties chose this Lease Agreement because it is fair to both parties. Therefore, the parties agree that any provision that remains unchanged from the provision as it appears shall be construed as if both parties were equally responsible for drafting the provision.

44. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Mexico and the parties hereto consent to jurisdiction of the State of New Mexico in the event of litigation or a dispute arising under this Agreement.

45. LIABILITY. First Interstate Bank of New Mexico, N.A., is signing this Lease in its capacity as Trustee of the Joseph M. Montoya Trust the Patrick J. Montoya Trust, and the Lynda M. Haran Trust and First Interstate Bank of New Mexico, N.A., in its individual capacity has no liability in connection with this Lease. Any liability First Interstate Bank of New Mexico, N.A., as Trustee, may have in connection with this Lease is limited to the assets of the Trust.

46. DEFAULT BY LANDLORD. If Landlord breaches any covenant, agreement, representation, or warranty contained herein, and fails to remedy the same within thirty (30) days after written notice from Tenant, Tenant shall have all rights and remedies at law or equity, including, without limitation, the right to expend all sums necessary to cure such default and offset all such sums against any rent due hereunder. Any amounts expended by Tenant shall earn interest at the Default Rate until paid. Anything in the foregoing notwithstanding, if an alleged breach is of the nature that it cannot reasonably be cured within thirty (30) days after written notice from Tenant to Landlord, Landlord shall have such additional time as is reasonably necessary to cure the breach, so long as Landlord is diligently pursuing the same.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

LANDLORD:

First Interstate Bank of New Mexico, N.A., as Trustee of the Joseph M. Montoya Trust, the Patrick J. Montoya Trust, and the Lynda M. Haran Trust

By:    /s/ DAVID B. LLOYD
    ----------------------------
Name:  David B. Lloyd
     ---------------------------
Title: Trust Officer & AVP
      --------------------------


By:    /s/ JAMES D. HILL
    ----------------------------
Name:  James D. Hill
     ---------------------------
Title: Sr. Trust Officer & VP
      --------------------------



TENANT:

Alfalfa's Santa Fe, Inc.,
a Colorado corporation

By:    /s/ S.M. HASSAN
    ----------------------------
Name:  S. M. Hassan
     ---------------------------
Title:
      --------------------------

STATE OF NEW MEXICO  )
                     )     ss.
COUNTY OF SANTA FE   )


The foregoing instrument was acknowledged before me this 29 day of June 1994, by David B. Lloyd, for First Interstate Bank of New Mexico, N.A., as Trustee of the Joseph M. Montoya Trust, the Patrick J. Montoya Trust, and the Lynda M. Haran Trust

                                                  /s/ Patricia S. Marshall
                                                 -------------------------------
                                                 Notary Public
                                                 My Commission Expires:  4/23/97

STATE OF NEW MEXICO  )
                     )     ss.
COUNTY OF SANTA FE   )


The foregoing instrument was acknowledged before me this 29 day of June 1994, by James D. Hill, for First Interstate Bank of New Mexico, N.A., as Trustee of the Joseph M. Montoya Trust, the Patrick J. Montoya Trust, and the Lynda M. Haran Trust


                                                  /s/ Patricia S. Marshall
                                                 -------------------------------
                                                 Notary Public
                                                 My Commission Expires:  4/23/97


STATE OF COLORADO    )
                     )     ss.
COUNTY OF BOULDER    )

The foregoing instrument was acknowledged before me this 17th day of June 1994, by S. M. Hassan, as President of Alfalfa's Santa Fe, Inc.

                                                /s/ Nancy J. Novell
                                                --------------------------------
                                                Notary Public
                                                My Commission Expires: 4/15/97

                                   EXHIBIT A

All that certain land and real estate lying, situate, and being at the northeast corner of the intersection of Don Diego Avenue, as extended, and Cordova Road in the City of Santa Fe, New Mexico, more particularly described as follows:

         Commencing at the northwest corner of this tract a point from which the southwest comer of the intersection of Camino de las Marquez and Don Diego Avenue bears by courses and distances west 30.00 feet to a point; and thence N.6 degrees 38'E., 151.70 feet to said point of intersection of said streets. And from said place of beginning running thence along the easterly side of Don Diego Avenue as extended S.25 degrees 11'W., 183.42 feet to a point; and thence S.14 degrees 44'W.,
         30.0 feet to the southwest corner of this tract at the intersection of the easterly side of Don Diego Avenue as extended and the northerly side of Cordova road; thence along the northerly side of Cordova Road
         S.75 degrees 16'E., 366.50 feet to the southeast corner of this tract; thence N.14 degrees 44'E., 198.08 feet to the northeast corner of this tract, thence N.73 degrees 08'W., 333.65 feet to the point and place of beginning; all as shown by plat entitled "Lands Surveyed 4-29-54 for Santa Fe Holding Company, Ward No. 2, Santa Fe, N.M." prepared by Walter G. Turley, Reg. Prof. Eng. & Land Surveyor, said plat being designated 54-E-26-D.

                                   Exhibit B

                      Description of Building Renovations

1. Asphalt Removal and Patching in Parking Lot (Patching parking lot after new lighting)

2.       Floor Slab Sawing
         (Cutting for new floor under plumbing slab)

3.       Masonry Demolition
         (Demolition for compressor room vent)

4.       Construction of Handicapped Ramp (ADA Ramp compliance)

5.       Concrete Patching and Masonry (Concrete Patch at floor cuts)

6.       Structural Steel (New HVAC curbs)

7.       Wood Framing
         (New front facade to building comparable to other Alfalfa's stores)

8.       Door Repair and Improvements
         (New doors in food, prep areas, storefronts, restrooms, office)

9.       Glazing

10.      Lath, Plaster, Stucco
         (New front facade comparable to other Alfalfa's stores)

11.      Drywall
         (Interior drywall & soffits)

12.      Installation of Flooring
         (New flooring in retail store & in food prep area)

13.      Installation of Acoustic Ceiling

14.      Painting
         (Interior & exterior painting)

15.      Signage

16.      Awnings

17.      Toilet Repair and Improvements

         (Bathroom ADA compliance)

18.      Plumbing
         (includes kitchen hot water heater, bathrooms rebuilt to ADA, all underground plumbing)

19.      Fire Protection (fully sprinklered)

20.      HVAC (full re-construction of system)

21.      Electrical
         (New electrical distribution to
         equipment, new site lighting, new
         interiors lighting throughout)

22.      Landscaping and Draining Improvements
         (per City of Santa Fe requirements)

                                 LEASE GUARANTY

This Guaranty is given by Alfalfa's, Inc., a Colorado corporation ("Guarantor"), whose address is 1645 Broadway, Boulder, Colorado 80302, to First Interstate Bank of New Mexico, N.A., Trustee of the Joseph M. Montoya Trust the Patrick J. Montoya Trust and the Lynda M. Haran Trust, whose address is P.O. Box 969, Santa Fe, New Mexico 875040969, and its successors and assigns ("Landlord"), on this 29 day of June, 1994.

                                    RECITALS

A. Alfalfa's Santa Fe,Inc.("Tenant"),entered into a Lease, dated June 29, 1994, with Landlord of certain premises (the "Premises") located at the northeast corner of the intersection of Don Diego Avenue and Cordova Road, Santa Fe, New Mexico (the "Lease").

B. Guarantor desires to give to Landlord, and Landlord desires to receive from Guarantor, Guarantor's unconditional and irrevocable guaranty of all of Tenant's obligations under the Lease, subject to the terms and conditions as hereinafter set forth.

Now, therefore, in consideration of the Premises, including, but not limited to, Landlord consenting to a wholly owned subsidiary of Guarantor being the Tenant under the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

                                   AGREEMENT

1. GUARANTY. Guarantor guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payments of rent percentage rent additional rent, and all other charges, expenses, and costs of every kind and nature which are, or may be, due now or in the future under the terms of the Lease, and to the complete and timely performance, satisfaction, and observation of the terms and conditions of the Lease required to be performed, satisfied, or observed by Tenant.

2. COVERAGE OF GUARANTY. This Guaranty extends to any and all liability which Tenant has, or may have, to Landlord. This Guaranty extends to any successor of Tenant, any assignee or subtenant of Tenant during the initial term of the Lease. This Guaranty shall, however, be limited to the initial term, and shall not extend to any additional terms.

3. PERFORMANCE GUARANTY. In the event that Tenant fails to perform, satisfy, or observe the terms and conditions of the Lease, rules and regulations, and related Lease obligations required to be performed, satisfied, or observed by Tenant including, but not limited to, the completion of the renovations in a timely manner as described in paragraph 15 of the Lease, Guarantor will, upon not less than thirty (30) days' written notice, fully perform, satisfy, and observe the obligation(s) in the place of Tenant. Guarantor shall pay, reimburse, and indemnify Landlord for any and all damages, costs, expenses, reasonable attorneys' fees, losses, and other liabilities arising or resulting from the failure of Tenant to perform, satisfy or observe any of the terms and conditions of the Lease.

4. WAIVER OF NOTICES. Guarantor authorizes Landlord, without notice to, or further assent from, Guarantor, and without discharging or otherwise affecting the obligations and liabilities of Guarantor hereunder from time to time, to: (a) renew, compromise, extend, accelerate, waive, modify, or otherwise change the terms of the Lease and any rules and regulations or related Tenant obligations; (b) consent to any assignment of the Lease or sublease thereunder; (c) release or substitute in whole or in part any one or more guarantors of Tenant's obligations under the Lease; and (d) assign Landlord's interest in this Guaranty, in whole or in part, in connection with a sale or transfer of the Premises.

5. LEASE SECURITY. This Guaranty shall remain in full force and effect, and Guarantor shall remain fully responsible, without regard to any security deposit or other collateral, for the performance of the terms and conditions of the Lease, or the receipt, disposition, application, waiver, exchange, or release of any security deposit or other collateral, now or hereafter held by, or for, the Landlord.

6. UNCONDITIONAL OBLIGATIONS. The liability of Guarantor hereunder is direct, immediate, absolute, continuing, unconditional, and irrevocable. Landlord shall not be required to pursue any remedies it may have against Tenant or against any security deposit or other collateral as a condition to enforcement of this Guaranty. A separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty notwithstanding whether an action is brought against Tenant or whether Tenant be joined in any such action or actions. Guarantor shall not be discharged or released by reason of the discharge or release of Tenant for any reason, including a discharge in bankruptcy, receivership, or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in bankruptcy, a stay or other impairment or limitation of the liability of Tenant or any remedy of Landlord. Guarantor assumes all responsibility for being and keeping Guarantor informed of Tenant's financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance by Tenant under the Lease. Guarantor agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

7. RELEASE OF GUARANTY. Notwithstanding anything to the contrary contained herein, this Guaranty shall be released at the same time that Tenant has terminated the Lease pursuant to its right to terminate under Paragraph 32(b) of the Lease, if (a) Tenant has properly terminated the Lease as described in paragraph 32 of the Lease, and (b) Tenant has left all leasehold improvements, including, without limitation, all flooring, ceiling tiles, lighting fixtures, plumbing, electrical, doors, and similar items in the Premises, and Tenant has repaired, to Landlord's satisfaction, any damage caused by such removal. This release will apply only to Tenant's obligations that are incurred after the said termination under Paragraph 32(b) of the Lease, but will not release Guarantor of liabilities of Tenant that are existing and have been incurred before termination.

8. SEVERABILITY. If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, covenants, and conditions of this guaranty, and all applications thereof not held invalid, void, or unenforceable shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

9. GENDERS AND NUMBERS. In this Guaranty, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

10. INTERPRETATION. This Guaranty shall be construed and interpreted in accordance with its intent and without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

11. JOINT AND SEVERAL LIABILITY. Should Guarantor, his assigns, or successors ever consist of more than one person or entity, then, in such event, all such persons and entities shall be jointly and severally liable as Guarantor hereunder, and the parties stipulate that the proper jurisdiction and venue for any litigation involving this Guaranty shall be exclusively in the State of New Mexico.

12. ATTORNEYS' FEES. In the event of any litigation arising out of, or in connection with, this Guaranty, the prevailing party shall be awarded reasonable attorneys' fees, costs, and expenses.

13. GOVERNING LAW. This Guaranty and the rights of the parties hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New Mexico.

14. BINDING EFFECT. This Guaranty is binding upon Guarantor and Guarantor's successors, legal representatives, and assigns, and is binding upon, and shall inure to, the benefit of Landlord, its successors, and assigns. No assignment or delegation by Guarantor shall release the Guarantor of Guarantor's obligations under this Guaranty. The term "Tenant" used in this Guaranty includes also the first and any successive assignee or subtenant of Tenant.

15. MODIFICATIONS. This Guaranty may not be modified orally, but only by a writing, signed by both Guarantor and Landlord. Modifications include any waiver, change, discharge, modification, or termination. No delay or failure on Landlord's part in exercising any right, power, or privilege under this Guaranty or any other document executed in connection herewith, shall operate as a waiver of any such right, power, or privilege.

In witness whereof, Guarantor has fully signed this Guaranty on the date stated above.

GUARANTOR:

Alfalfa's, Inc.,
a Colorado corporation

By: /s/  S. M. HASSAN
   ----------------------------------
Name:    S. M. Hassan
     --------------------------------
Title:   President
      -------------------------------


                                ACKNOWLEDGEMENT

STATE OF COLORADO   )
                    )    ss.
COUNTY OF BOULDER   )

The foregoing instrument was acknowledged before me this 17th day of June, 1994, by S. M. Hassan, as President of Alfalfa's, Inc., a Colorado corporation, on behalf of said corporation.

                                               /s/ NANCY J. NOWELL
                                               --------------------------------
                                               Notary Public

                                               My Commission Expires:  4/15/97

                                   EXHIBIT A

All that certain land and real estate lying, situate, and being at the northeast corner of the intersection of Don Diego Avenue, as extended, and Cordova Road in the City of Santa Fe, New Mexico, more particularly described as follows:

         Commencing at the northwest corner of this tract, a point from which the southwest corner of the intersection of Camino de las Marquez and Don Diego Avenue bears by courses and distances west 30.00 feet to a point; and thence N.6 degrees 38'E., 151.70 feet to said point of intersection of said streets. And from said place of beginning running thence along the easterly side of Don Diego Avenue as extended S.25 degrees 11'W., 183.42 feet to a point; and thence S.14 degrees 44'W.,
         30.0 feet to the southwest corner of this tract at the intersection of the easterly side of Don Diego Avenue as extended and the northerly side of Cordova road; thence along the northerly side of Cordova Road
         S.75 degrees 16'E., 366.50 feet to the southeast corner of this tract; thence N.14 degrees 44'E., 198.08 feet to the northeast corner of this tract, thence N.73 degrees 08'W., 333.65 feet to the point and place of beginning; all as shown by plat entitled "Lands Surveyed 4-29-54 for Santa Fe Holding Company, Ward No. 2, Santa Fe, N.M." prepared by Walter G. Turley, Reg. Prof. Eng. & Land Surveyor, said plat being designated 54-E-26-D.